EXHIBIT 12
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PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1995


COMPUTATION OF RATIOS
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NET INCOME PER SHARE               Net income/Weighted average
                            				   common shares outstanding

CASH DIVIDENDS PER SHARE           Dividends paid/Weighted average
                            				   common shares outstanding

BOOK VALUE PER SHARE               Total shareholders' equity/Weighted
                            				   average common shares outstanding

RETURN ON AVERAGE ASSETS           Net income/Average assets


RETURN ON AVERAGE
  SHAREHOLDERS' EQUITY             Net income/Average shareholders' equity

NET INTEREST MARGIN                Fully-tax equivalent net interest
                            				   income/Average earning assets

NON-INTEREST EXPENSE TO
  AVERAGE ASSETS                   Non-interest expense/Average assets

EFFICIENCY RATIO                   Total expenses/(Net interest income plus
                            				   non-interest income)

AVERAGE LOANS TO AVERAGE DEPOSITS  Average gross loans/Average deposits
                            				   outstanding

DIVIDEND PAYOUT RATIO              Dividends declared/Net income


AVERAGE STOCKHOLDERS' EQUITY TO
  AVERAGE ASSETS                   Average stockholders' equity/
                            				   Average assets

PRIMARY CAPITAL TO PERIOD END
  TOTAL ASSETS                     (Stockholders' equity plus allowance
                            				   for loan losses less intangible
                            				   assets)/(Period end total assets plus
                            				   allowance for loan losses less
                            				   intangible assets)

TIER 1 CAPITAL RATIO               Shareholders' equity less intangible
                            				   assets less securities mark-to-market
                            				   capital reserve ("Tier 1 Capital")/
                            				   Risk adjusted assets

TOTAL CAPITAL RATIO                Tier 1 Capital plus allowance for loan
                            				   blosses/Risk adjusted assets

TIER 1 LEVERAGE RATIO              Tier 1 Capital/Total assets


NET CHARGE-OFFS TO AVERAGE LOANS   (Gross chargeoffs less recoveries)/
                            				   Average net loans

NONPERFORMING LOANS AS A
  PERCENTAGE OF PERIOD END LOANS   (Nonaccrual loans plus loans past
                            				   due 90 days or greater plus other
                            				   real estate owned)/(Gross loans
                            				   net of unearned interest)

ALLOWANCE FOR LOAN LOSSES TO
  PERIOD END TOTAL LOANS           Loan loss reserve/(Gross loans
                            				   net of unearned interest)